EXHIBIT 10.8
LEASE AGREEMENT
Between
THE KANSAS CITY SOUTHERN RAILWAY COMPANY
and
ARKANSAS SOUTHERN RAILROAD, INC.
Covering Certain Land and Track
Between Milepost 4 near Heavener, Ok., and End of Line at Milepost
33 on the Waldron Branch
Effective as of September 25, 2005
Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].

Section		Page No.
22.	Reserved Rights	24

23.	Confidentiality	25

24.	Miscellaneous	26
EXHIBITS

Exhibit A	Map

Exhibit B	Contracts / Agreements

Exhibit C	Interchange Agreement

Exhibit D	Divisions Agreement

LEASE AGREEMENT
WALDRON BRANCH
     THIS LEASE AGREEMENT, dated as of this 20th day of July, 2005, by and between THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation, (“KCS”) and ARKANSAS SOUTHERN RAILROAD, INC, a Kansas corporation (“LESSEE”).
RECITALS
          A. LESSEE intends to lease from KCS, that certain line of railroad in the State of Arkansas, on the Waldron Branch extending between Milepost 4 near Heavener, Ok., and End of Line at Milepost 33, a distance of approximately 29 miles. The Waldron Branch is hereinafter referred to as the “Leased Premises”), and are shown in solid green lines on attached Exhibit “A”.
          B. The parties desire to enter into this Lease setting forth terms and conditions for the use, management and operation of the Leased Premises described above.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, intending to be legally bound, the parties do hereby agree as follows:
SECTION I. LEASED PREMISES
          SECTION 1.1 KCS does hereby lease to LESSEE and LESSEE does hereby lease from KCS the Leased Premises described in the Recitals above and the property described in Section 1.2.
          SECTION 1.2 The Leased Premises shall include, without limitation, the right to use the right of way for railroad operations, tracks, rails, ties, ballast, other track materials, switches, crossings, bridges, culverts, buildings, crossing, warning devices and any and all improvements or fixtures affixed to the right-of-way, but specifically exclude any and all items of personal property not owned by KCS or not affixed to the land, including, without limitation, railroad rolling stock, locomotives, equipment, machinery, tools, inventories, materials and supplies. Within ninety (90) days after the Effective Date, as defined in Section 2.1. KCS shall remove all its personal property from the Leased Premises. Items not so removed shall be deemed included in the Leased Premises. LESSEE expressly acknowledges that KCS has previously leased and/or licensed portions of the Leased Premises. This Lease is made subject to those leases and/or licenses. To the extent that there exists, on the Leased Premises, property included in or owned by said prior Lessees, said property may remain on the property to the extent permitted by the terms of the lease under which it was placed on the property.

     KCS shall retain the ownership of all AEI readers currently on the Leased Premises. KCS and LESSEE will mutually agree on locations where AEI readers are required to record interchange of cars under this Agreement. LESSEE will relocate or pay for the relocation, operation and maintenance of any AEI readers relocated from their current location to record interchange of cars under this Agreement. KCS will remove, at its cost, from the Leased Premises all AEI readers not required for recording interchange of cars under this Agreement.
     LESSEE may, at its expense obtain and locate on the Leased Premises, AEI readers at other locations of its choice on the Leased Premise. Any AEI readers obtained and placed at the expense of LESSEE shall remain the property of LESSEE and LESSEE shall have the right to remove such readers for the Leased Premises upon expiration of termination of this Agreement.
     SECTION 1.3 LESSEE shall take the Leased Premises in an “AS IS, WHERE IS” CONDITION AND WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF TITLE, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE and subject to: (a) reservations or exceptions of record of minerals or mineral rights, including but not limited to all coal, oil, gas, casing head gasoline and minerals of any nature and character whatsoever underlying the Leased Premises together with the sole, exclusive and perpetual right to explore for, remove, and dispose of said minerals by any means or methods suitable to KCS, (b) all easements, public utility easements and rights-of-way, howsoever created, for crossings, pipelines, wire lines, fiber optic facilities, roads, streets, highways and other legal purposes; (c) existing and future building zoning, subdivision and other applicable federal, state, county, municipal and local laws, ordinances and regulations; (d) encroachments or other conditions that may be revealed by a survey, title search or inspection of the property; (e) all existing ways, alleys, privileges, rights, appurtenances and servitudes, howsoever created; (f) any liens of mortgage or deeds of trust encumbering said property; (g) the KCS’s exclusive right to grant any and all easements, leases, licenses or rights of occupancy in, on, under, through, above, across or along the Leased Premises, or any portion thereof, for the purpose of construction, of these rights shall include but not be limited to, the installation, operation, use, maintenance, repair, replacement, relocation and reconstruction of any fiber optic facilities, signboards or coal slurry pipeline PROVIDED, HOWEVER, that the exercise not materially interfere with LESSEE’s railroad operations.
SECTION II. LEASE TERM
     SECTION 2.1 Unless this Agreement is terminated earlier in accordance with Section XV, LESSEE shall have and hold the Leased Premises unto itself, its successors and assigns, for a term of ten (10) years, beginning no later than November 15, 2005, or at such earlier date as is mutually agreed to by both parties in writing: and continuing in effect until August 31, 2015. The “Effective Date” shall be the date five (5) days after KCS has notified LESSEE in writing that KCS has satisfactory evidence of compliance with the conditions precedent provided in Section

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
V unless such notice period is waived by mutual agreement. Promptly following execution of this Agreement, Lessee, at its sole expense, shall prepare and file such documents as may be required (if any) to secure approval, or exemption from approval of this transaction by the Surface Transportation Board of the United States Department of Transportation (“STB”), if such approval or exemption from approval is necessary or appropriate. LESSEE shall permit KCS to review prior to filing all documents proposed by LESSEE to be filed with the STB, or any court, to secure legal approval or exemption of this transaction.
     At least six month prior to the end of the initial ten (10) year term of this Agreement, either party may provide the other party with written notice of a request to renew the term of this Agreement. In the event either party provides such notice, the parties will meet to discuss whether it would be mutually beneficial to extend the term of this Agreement for an additional ten year term, upon such terms as may be agreed to by the parties. without obligation on either party to enter into an extension.
     SECTION 2.2 If, subject to the right of KCS to evict or remove LESSEE from the Leased Premises by all available legal means, LESSEE holds over and remains in possession of the Leased Premises following expiration of the then current term, original or extended, or following an early termination of this Lease pursuant to Section XIV, such holding over will create a month-to-month tenancy only. During any such hold over period, LESSEE agrees to pay to KCS as monthly rent, a sum of [**], as adjusted pursuant to Section 4.4. Such monthly payments shall be due each month on the same day of the month as the Anniversary Date of this Lease. Any profits or losses from LESSEE’s operations during any holdover period shall inure and accrue to the LESSEE.
SECTION III. RAIL SERVICE
     SECTION 3.1 Beginning on the Effective Date and throughout the term of this Lease, LESSEE shall be entitled to use of the Leased Premises for the operation of common carrier rail service. KCS further warrants that as of the date of this Lease, there is no other rail carrier to which KCS has granted rights to use the Leased Premises other than pursuant to joint facility agreements or arrangements that are superior to those granted herein to LESSEE. During the term of this Lease, LESSEE shall not grant to any third party the right to operate over the Leased Premises, nor shall it enter into any commercial or other agreement to move the traffic of any third party, other than to perform its common carrier obligations under the Interstate Commerce Commission Termination Act.
     SECTION 3.2 During the term of this Lease, LESSEE:
3.2.1 will not suspend or discontinue its operation as a common carrier by rail over all or any part of the Leased Premises without first applying for and

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
3.2.2 obtaining from the Surface Transportation Board (“STB”), and any other regulatory agency with jurisdiction, any necessary certificate of public convenience and necessity or other approvals or exemptions from regulation for such discontinuance of operations over the Leased Premises; provided, however, that LESSEE will not seek such regulatory authority, or if no regulatory authority is needed, take any action to suspend or discontinue its operations on the Leased Premises, without first giving KCS six (6) months’ advance written notice of LESSEE’s intent to do so.
3.2.3 agrees to offer freight transportation services on the Leased Premises, to all shippers on the Leased Premises as least at the levels in place on the Effective Date of this Lease Agreement and sufficient to comply with all current contracts with shippers located on the Leased Premises.
3.2.4 agrees to fulfill all service requirements of existing transportation contracts to the extent such services involve services formerly provided on Leased Premises. LESSEE agrees to comply with the terms of all existing agreements related to the use of the Leased Premises including but not limited to: car cleaning contracts, crossing agreements, interlocker agreements and joint facility agreements, as shown on Exhibit “B”.
3.2.4 [**]
     SECTION 3.3 Upon suspension or discontinuance of LESSEE’s operations as a rail carrier of freight over all or any part of the Leased Premises during the term of this Lease or any extended term hereof, for reasons other than events of force majeure, or a lawful embargo, whether or not pursuant to necessary and proper regulatory authority as required by Section 3.2 of this Section III, LESSEE will promptly relinquish to KCS possession of the Leased Premises and this Lease Agreement will terminate as provided by Section XIV of this Lease; PROVIDED, HOWEVER, any discontinuance of service or abandonment of any portion(s) of the Leased Premises which are inconsequential to rail freight service over the Leased Premises generally will be permitted and will not result in a termination of this Lease or require relinquishment of possession of the Leased Premises by LESSEE.
SECTION IV. RENT
     SECTION 4.1 LESSEE agrees to pay KCS rent for the Leased Premises, payable annually in advance on the 1st day of September, the amount of [**] for the annual period for which the rent is due. In calculating the percentage of revenue derived from traffic interchanged to carriers other than KCS, for purposes of this section,[**] As additional consideration, Lessee agrees to enter into and fulfill the obligations of the Divisions Agreement attached hereto and incorporated herein as Exhibit “D”.

     SECTION 4.2 LESSEE shall pay all due rent payments, and all other payments required by this Lease, to KCS at 427 West 12th Street, P.O.Box 219335, Kansas City, Missouri 64121-9335, or at such other location or individual as may be designated by KCS in writing from time to time.
     SECTION 4.3 Acceptance by KCS, its successors, assigns or designees of rent or other payments shall not be deemed to constitute a waiver of any other provision of this Lease.
     SECTION 4.4 As additional security for the payment by LESSEE to KCS of any sums of money required hereunder to be paid by LESSEE, it is agreed that in the event LESSEE fails, neglects or refuses to timely pay any sums due and owing to KCS hereunder, KCS may use any and all sums which it may collect from any third party and which may, in whole or in part, be payable to LESSEE, as an offset against any and all payments for which LESSEE is delinquent. In addition, any sums at any time due and payable to LESSEE by KCS may also be used by KCS and credited to KCS’s account to the extent of any delinquent payment owed by LESSEE to KCS.
SECTION V. CONDITIONS-PRECEDENT
     SECTION 5.1 Prior to the Effective Date and as conditions precedent to either party’s obligations hereunder:
5.1.1 There shall not be a work stoppage imminent or in effect on the lines of KCS or any of its affiliated companies as a result of the execution and/or implementation of this Lease.
5.1.2 LESSEE shall have acquired, at LESSEE’s cost, the right to conduct rail freight service over the Leased Premises from the Surface Transportation Board (“STB”) through an application or exemption under 10901 49 U.S.C., and shall have obtained such judicial, administrative agency or other regulatory approvals, authorizations or exemptions as may be necessary to enable it to undertake its obligations hereunder.
5.1.3 KCS and LESSEE shall not be prevented from fulfilling their respective obligations under this Lease as a result of legislative, judicial or administrative action.
..
5.1.4 KCS and LESSEE shall execute an interchange agreement in the form attached as Exhibit “C” whereby KCS and LESSEE will interchange traffic destined to or originating at Industries located on or served from the Leased Premises.
5.1.5 Upon execution hereof, KCS shall make available for LESSEE’s inspection and review all contracts, deeds, agreements and documents pertaining to or affecting the Leased Premises.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
     SECTION 5.2 Each party to this Lease shall be responsible for all costs of protection of its respective employees arising out of STB approval or exemption of this transaction under 49 U.S.C. § 10901 and implementation of the transaction, the exercise or performance by KCS or LESSEE of any rights or obligations hereunder, the termination of this Lease, or LESSEE’s abandonment or discontinuance of operations on the Lease Premises, whether such costs are attributable to protective conditions or benefits imposed by any judicial, regulatory or governmental body or are required to be paid pursuant to collective bargaining or other agreements. LESSEE shall consider for employment any of KCS’s employees on the Leased Premises who, in LESSEE’s sole judgment, are qualified for the positions for which they apply and make proper application therefor. LESSEE shall give priority-hiring consideration to employees of KCS who work on the Leased Premises. LESSEE promptly shall notify KCS of the name of each of KCS’s current employees who LESSEE offers to hire, and also the name of each of these employees who LESSEE actually hires.
SECTION VI. MAINTENANCE, MODIFICATIONS AND IMPROVEMENTS
     SECTION 6.1 During the term of this Lease, LESSEE shall:
6.1.1. Maintain the Leased Premises in compliance with all state and federal statues, rules and regulations and except for track that is classified as excepted track pursuant to 49 C.F.R. Section 213.9 (“Excepted Track”) on the Effective Date, maintain the track on Leased Premises to at least Class I standards, as defined by the Federal Railroad Administration (“FRA”) and capable of operating speeds of at least 10 miles an hour, at LESSEE’s own cost and expense and to a standard that is sufficient to continue rail freight service commensurate with the needs of the rail users located thereon, provided that if on the Effective Date the condition of any portion of the Leased Premises is better than Class I standards, that portion of the Leased Premises shall be maintained at no worse condition than exists on the Effective Date.
6.1.2. Maintain Excepted Track on the Leased Premises in a condition that operations can be safely conducted over it at the speed specified in the timetable or track bulletins as of the Effective Date and that is sufficient to continue rail freight service commensurate with the needs of the rail users located thereon.
6.1.3. LESSEE shall protect the Leased Premises against all encroachments or unauthorized uses.
6.1.4 The parties agree that to the extent that traffic volumes decrease on any segment of the Leased Premises to a level that LESSEE [**]

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
     SECTION 6.2 In the event KCS shall notifies LESSEE in writing that Lessee has failed to perform any of its maintenance obligations under this agreement LESSEE shall, within thirty (30) days of its receipt of such notice, commence necessary repairs and maintenance and shall proceed to complete same with reasonable diligence. LESSEE may relocate switches and industrial tracks from one location on the Leased Premises to another location on the Leased Premises upon receiving any necessary and proper regulatory authority and after ten (10) days’ written notice to KCS. Any rehabilitation or reconstruction, including but not limited to that necessitated by an Act of God, will be the sole responsibility of LESSEE. Such maintenance shall include any function which KCS, but for this Lease, would be required to perform pursuant to any applicable federal, state or municipal laws ordinances or regulations.
     SECTION 6.3 Nothing herein shall preclude LESSEE, at its sole cost and expense, from maintaining the Leased Premises to a standard higher than the minimum herein provided, but LESSEE shall not be required hereunder to do so.
     SECTION 6.4 Except for Reserved Rights, LESSEE’s maintenance obligations hereunder shall include, but shall not be limited to, buildings, highway grade crossings, grade crossing signal protection devices, bridges, culverts and other structures, sub-roadbed and all other improvements on the Leased Premises. [**]
     SECTION 6.5 In connection with its use of the Leased Premises, LESSEE shall have the right to replace, add to or relay elements of the Leased Premises in the interest of cost or operating efficiency provided that, a continuous and usable line of railroad between the termini in effect on the Effective Date is maintained and that all items removed are replaced with similar items of the same or higher quality, greater weight and higher value and provided that the work being performed by the LESSEE and the materials being provided by the LESSEE are sufficient to maintain the trackage to the standards set forth in Section 6.1 and any modifications conform with KCS’s then current engineering standards. LESSEE shall have the right to apply the net proceeds from salvaged materials to maintenance or improvement of the Leased Premises; provided that any such net proceeds not reinvested in the Leased Premises shall be paid to KCS. Such requirement shall also apply to all other facilities leased hereunder. Any repair or replacement of welded rail shall also be welded. LESSEE may make any replacement and substitute with any material having the same or higher weight and quality as the materials being replaced, without the prior written consent of the KCS, All maintenance, renewal, retirements, additions and betterments shall progressively become a part of the Leased Premises and the sole ownership of KCS.
     On or before June 1st of 2006 and June 1 of each calendar year thereafter, during the term of this Agreement, LESSEE shall provide KCS with a written summary of all salvage or other materials removed from the Leased Premises, the proceeds received therefor and the manner in which the proceeds were reinvested. Failure to

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
either reinvest such proceeds or pay any unreinvested proceeds to KCS within six (6) months following such reporting date shall, at KCS’s sole discretion, constitute a Default hereunder.
     SECTION 6.6 LESSEE may from time to time establish or relocate sidetracks or industrial spur tracks on the Leased Premises. KCS shall have no obligation to bear any cost of materials, construction or maintenance of said sidetracks or industrial spur tracks outside the leased right of way. That portion of any such spur track that is constructed upon the Leased Premises shall become part of the Leased Premises and, upon termination of this Lease, the property of KCS. Prior to execution of any industry track agreement by LESSEE, Lessee shall obtain KCS’s written approval. For any industry or Customer track built on the Leased Premises after the effective date, which is constructed or financed by LESSEE, LESSEE shall be entitled to any and all track rentals derived therefrom during the term of this Lease. All industry track agreements, regardless of duration, shall contain provisions indemnifying KCS and holding it harmless from all liability in connection with the construction, maintenance or operation thereof.
     SECTION 6.7 In the event of a dispute between KCS and LESSEE with respect to LESSEE’s fulfillment of its duties under this Section VI, it is agreed between the parties that an inspection by a qualified representative of the FRA shall be arranged by KCS and such representative shall inspect those segments or portions of track in dispute and his findings in this regard shall be binding upon the parties.
     SECTION 6.8 LESSEE shall not allow any liens to be placed on the Leased Premises or encumbrances against the Leased Premises or any portion thereof, and will pay, satisfy, and discharge all claims or liens for material and labor or either of them used, contracted for, or employed by LESSEE during the term of this Lease in any construction, repair, maintenance, or removal on the Leased Premises and any improvements located thereon, whether said improvements are the property of KCS or of LESSEE, within thirty (30) days of receiving notice of such lien. LESSEE WILL INDEMNIFY AND SAVE HARMLESS KCS FROM ALL SUCH CLAIMS, LIENS, OR DEMANDS WHATSOEVER. In the event the Lease is terminated or expires, LESSEE shall return the Leased Premises to KCS free and clear of any such liens claims and demands.
     SECTION 6.9 [**]
SECTION VII. ACCOUNTING AND REPORTING
     SECTION 7.1 LESSEE agrees to furnish to KCS audited copies of the financial reports of Watco Companies, Inc. or any company which directly or indirectly owns a majority interest in LESSEE audited by an independent accounting firm on an annual basis on or before May 1 of each year for the term of this lease. Copies of unaudited financial reports pertaining to LESSEE and the Leased Premises prepared in the normal course of LESSEE’s business shall be provided to Lessor on a quarterly basis. KCS shall take the same precautions to protect the confidentiality of non-public financial information provided under this Section that it uses to protect its own confidential non-public financial information.
SECTION VIII. REPRESENTATIONS AND WARRANTIES
     SECTION 8.1 KCS represents and warrants that:
     8.1.1 It has full statutory power and authority to enter into this Lease and to carry out the obligations of KCS hereunder.
     8.1.2 Its execution of and performance under this Lease do not violate any statute, rule, regulation, order, writ, injunction or decree of any court, administrative agency or governmental body.
     SECTION 8.2 LESSEE represents and warrants that:
     8.2.1 It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Kansas and by the effective date shall be qualified to do business in the States of Arkansas and Oklahoma.
     8.2.3 It has full power and authority to enter into this Lease, and, subject to necessary judicial and regulatory authority, to carry out its obligations hereunder.
     8.2.3 Upon expiration of the original or any extended term of this Lease or upon termination hereof by KCS pursuant to Section XIV, LESSEE will bear any and all costs of protection of its current or future employees, including former employees of KCS that may be employed by LESSEE, arising from any labor protective conditions imposed by the STB, any other regulatory agency or statute as a result of LESSEE’s lease or operation of the Leased Premises and any related agreements or arrangements, or arising as a result of the termination of this Lease. Nothing contained herein is intended to be for the benefit of any such employee nor should any employee be considered a third party beneficiary hereunder. Nothing in this Lease shall be construed as an assumption by LESSEE of any obligations to KCS’s current or former employees under collective bargaining or other agreements that may exist or have existed between KCS and its employees, or any of them.
SECTION IX. OBLIGATIONS OF THE PARTIES
     SECTION 9.1 During the term of this Lease, LESSEE will initiate, contract for and obtain in its sole name all utility services required for its use of or operations on the Leased Premises. LESSEE shall pay all bills for water, sewer, gas, telephone and electric service to the Leased Premises. If KCS is required to, or does pay, any such bills, LESSEE will promptly reimburse KCS upon receipt of a bill or bills therefor. If the Leased Premises are not billed separately but as a part of a larger

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
tract or parcel, LESSEE shall pay that portion of such bills as is attributable to usage on or in connection with the Leased Premises.
     SECTION 9.2 During the term of this Lease, LESSEE will comply with all applicable federal, state and municipal laws, ordinances, and regulations, and LESSEE will not knowingly do, or permit to be done, upon or about the Leased Premises, anything forbidden by law, ordinance or regulation. LESSEE further agrees to use its best efforts to secure all necessary governmental authority for it to commence operations under this Lease and discontinue operation on the Leased Premises at the expiration or termination of this Lease, as applicable.
     SECTION 9.3 During the term of this Lease, LESSEE will comply with all federal, state, and local laws, rules, regulations, and ordinances controlling air, water, noise, hazardous waste, solid waste, and other pollution or relating to the storage, transport, release, or disposal of hazardous materials, substances, waste, or other pollutants. LESSEE at its own expense will make all modifications, repairs, or additions to the Leased Premises, install and bear the expense of any and all structures, devices, or equipment, and implement and bear the expense of any remedial action which may be required under any such laws, rules, regulations, ordinances, or judgments related to actions occurring during the term of this Lease. During the term of this Lease, LESSEE will not dispose of any wastes of any kind, whether hazardous or not, on the Leased Premises.
     SECTION 9.4
     PRIOR TO THE EFFECTIVE DATE KCS AND LESSEE HAVE CONDUCTED A JOINT INSPECTION OF THE LEASED PREMISES AND HAVE ESTABLISHED AND AGREED UPON THE CURRENT CONDITIONS AT THE TIME OF THIS LEASE AND THAT THE LEASED PREMISES ARE SUITABLE FOR SAFELY CONDUCTING THE OPERATIONS CONTEMPLATED BY THE LEASE. [**]
     [**]
     SECTION 9.5 LESSEE will promptly notify by telephone, the KCS official responsible for environmental matters and furnish KCS written notice of any and all (i) releases of hazardous wastes or substances of which it becomes aware which occur during the term of this Lease whenever such releases are required to be reported to any federal, state, or local authority, and (ii) alleged water or air permit condition violations, and (iii) any notification received by LESSEE alleging any violation of any state, federal or local statute, ordinance, ruling, order or regulation pertaining to environmental protection and or hazardous material, handling transportation or storage. To the extent practicable, such written notice will identify the substance releases, the amount released, and the measures undertaken to clean up and remove the released

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
material and any contaminated soil or water, will identify the nature and extent of the alleged violation and the measures taken to eliminate the violation, and will certify that LESSEE has complied with all applicable regulations, orders, judgments or decrees in connection therewith, or the date by which such compliance is expected. LESSEE will also provide KCS with copies of any and all reports made to any governmental agency that relate to such releases or such alleged violations during the term of this Lease.
     SECTION 9.6 During the term of this Lease, KCS will have the right, upon five (5) days prior notice, to enter the Leased Premises for the purpose of inspecting the Leased Premises to ensure compliance with the requirements of this Lease. If KCS detects any violation, including but not limited to any contamination of the Leased Premises, which is the responsibility of LESSEE under this Agreement, KCS will notify LESSEE of the violation. Upon receipt of such notice LESSEE will take immediate steps to eliminate the violation or remove the contamination to the satisfaction of any governmental agency with Jurisdiction over the subject matter of the violation. Should LESSEE inadequately remedy or fail to eliminate the violation, KCS or its representative will have the right, but not the obligation, to enter the Leased Premises and to take whatever corrective action KCS reasonably deems necessary to eliminate the violation, at the sole expense of LESSEE. The above provision shall in no way limit or restrict LESSEE’s right to challenge or otherwise object to the legitimacy of the interpretation or applicability of any governmental requirement.
     SECTION 9.7 Regardless of any acquiescence by KCS, LESSEE will:
9.7.1 [**]
9.7.2 Reimburse KCS and its officers, agents, employees, KCS’s parent corporation, subsidiaries, affiliates, successors, and assigns for all costs and expenses incurred by KCS or its officers, agents, employees, KCS’s, parent corporation, subsidiaries, affiliates, successors, and assigns in eliminating or remedying such violations, pollution, or contamination by Lessee as set forth in Section 9.7.1 above.
     9.8 KCS will provide LESSEE, at no cost to LESSEE, access to KCS’ radio towers and local and base radios as needed to support communications on the Leased Premises. LESSEE, at LESSEE’s expense, shall be responsible for delivery and implementation of connections between Leased Premises and other LESSEE related properties.
SECTION X. EMINENT DOMAIN
     SECTION 10.1 In the event that at any time during the term of this Lease the whole or any part of the Leased Premises shall be taken by any lawful power by the exercise of the right of eminent domain for any public or quasi-public purpose the

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
following provisions shall be applicable: To the extent any compensation received by KCS is for improvements paid for by LESSEE, a percentage of the amount received by KCS for such improvements paid for by LESSEE equal to the amount received by KCS for such improvement multiplied by percentage which has numerator equal to the number of years remaining in the then current term of the Agreement and a denominator equal to ten (10).
     10.1.1 If such proceedings shall result in the taking of the whole or a portion of the Leased Premises that materially interferes with LESSEE’s use of the Leased Premises for railroad purposes, LESSEE shall have the right, upon written notice to KCS, to terminate this Lease in its entirety. In that event, and subject to any necessary regulatory approvals or exemptions, this Lease shall terminate and expire on the date title to the Leased Premises vests in the condemning authority, and the rent and other sums or charges provided in this Lease shall be adjusted as of the date of such vesting.
     10.1.2 If such proceeding shall result in the taking of less than all of the Leased Premises which does not materially interfere with LESSEE’s use of the Leased Premises for railroad purposes, then the Lease shall continue for the balance of its term as to the part of the Leased Premises remaining, without any reduction, abatement or effect upon the rent or any other sum or charge to be paid by the LESSEE under the provisions of this Lease.
     10.1.3 Except as otherwise expressly provided in this Section, KCS shall be entitled to any and all funds payable for the total or partial taking of the Leased Premises without any participation by LESSEE; provided, however, that nothing contained herein shall be construed to preclude LESSEE from prosecuting any claim directly against the condemning authority for loss of its business or for the value of its leasehold estate.
     10.1.4 Each party shall provide prompt notice to the other party of any eminent domain proceeding involving the Leased Premises. Each party shall be entitled to participate in any such proceeding, at its own expense, and to consult with the other party, its attorneys, and experts. LESSEE and KCS shall make-all reasonable efforts to cooperate with each other in the defense of such proceedings and to use their best efforts to ensure LESSEE’s continued ability to use the Leased Premises for the conduct of freight railroad operations.
SECTION XI. [**]
     SECTION 11.1 [**]
     SECTION 11.2 IN THE PERFORMANCE OF THIS LEASE, LESSEE SHALL COMPLY WITH ALL APPLICABLE FEDERAL, STATE AND LOCAL GOVERNMENTAL STATUTES, ORDINANCES, ORDERS AND

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
REGULATIONS. NO PENALTIES, COSTS OR ADDITIONAL EXPENSE RESULTING FROM FAILURE TO COMPLY WITH ANY SUCH REQUIREMENT SHALL BE ADDED TO OR FORM THE BASIS FOR ANY PART OF THE LEASE PRICES HEREIN PROVIDED. LESSEE SHALL DEFEND, INDEMNIFY, SAVE HARMLESS KCS FROM AND AGAINST ALL CLAIMS, ACTIONS OR LEGAL PROCEEDINGS ARISING FROM THE VIOLATION OR ALLEGED VIOLATION OF ANY LAWS, ORDINANCES, ORDERS OR REGULATIONS TO THE EXTENT CAUSED OR PERMITTED BY LESSEE.
     SECTION 11.3 LESSEE shall, at its own sole cost and expense, procure the following kinds of insurance for the term of this agreement commencing as of the date of the Effective Date and promptly pay when due all premiums for that insurance. Upon the failure of LESSEE to maintain insurance as provided herein, KCS shall have the right, after giving LESSEE ten days written notice, to obtain such insurance and LESSEE shall promptly reimburse KCS for that expense. The following minimum insurance coverage shall be kept in force during the term of this Lease:
     [**]
     SECTION 11.4 LESSEE warrants that this Lease has been reviewed with its insurance agent(s)/broker(s) and the agent(s)/broker(s) has been instructed to procure the insurance coverage required herein and name KCS as additional insured with respect to all liabilities assumed by LESSEE hereunder.
     SECTION 11.5 [**]
     SECTION 11.6 The insurance policy (ies) shall be written by a reputable insurance company or companies acceptable to KCS or with a current Best’s Insurance Guide Rating of B and Class X or better. Such insurance company shall be authorized to transact business in the State of Arkansas.
     SECTION 11.7 Insurance coverage provided in the amounts set forth herein shall not be construed to otherwise relieve LESSEE from liability hereunder in excess of such coverage, nor shall it preclude LESSEE from taking such other action as is available to it under any other provision of this Agreement or otherwise in law.
     SECTION XII. TAXES
     SECTION 12.1 [**]

SECTION XIII. EASEMENTS, LEASES AND LICENSES
     SECTION 13.1 Except to the extent specifically provided in other sections of this Agreement, LESSEE shall not be entitled to receive any revenue from any Reserved Rights as defined in Section 23.1 of this Agreement or renewals thereof, or attributable to any agreements entered into by KCS for Reserved Rights following the Effective Date. KCS reserves the exclusive right to grant easements, licenses, agreements and leases affecting the Leased Premises which do not materially interfere with the LESSEE’s use of the Leased Premises, KCS shall be responsible for all duties, maintenance, costs, fencing, insurance, taxes (income, ad valorem, or otherwise), special assessments and liabilities owed to, on or for said revenues, easements, lease, licenses, or other agreements.
     SECTION 13.2 Nothing in this Lease shall prevent KCS from selling any portion of the Leased Premises that are located beyond fifty (50) feet of the centerline of any branch or mainline track, including areas of any station grounds provided such areas are not being used in connection with LESSEE’s rail freight operations. All proceeds from such real estate sales shall accrue solely to KCS and LESSEE shall execute a lease amendment deleting any such sale property from the description and terms hereof or any other document reasonably necessary to remove the encumbrance of this Lease from such property. KCS agree to provide LESSEE sixty (60) days notice before is sells any real property located on or adjacent to the Leased Premises.
     SECTION 13.3 LESSEE shall not execute any encumbrance, lease, easement or any agreement affecting the Leased Premises, except for new Customer tracks as described in this agreement
SECTION XIV. TERMINATION
     SECTION 14.1 This Lease may be terminated: as follows:
14.1.1 By LESSEE or KCS on or at any time prior to the Effective Date if any substantive condition unacceptable to LESSEE or to KCS is imposed upon the regulatory approvals or exemptions contemplated by Section V of this Lease for LESSEE’s lease and operation of the Leased Premises;
14.1.2. Pursuant to Section XVIII upon the occurrence of an Event of Default as provided in Section XVII;
14.1.3. By KCS upon five (5) days’ notice to LESSEE, as a consequence of an uninterrupted abandonment or discontinuance of operations, as the case may be, by LESSEE over any line segment of the Leased Premises (other than an inconsequential abandonment or discontinuance not affecting rail service generally over the Line) lasting more than seven (7) days, other than by reason of an event of force majeure, a lawful embargo, or changes in the demand for service; or
14.1.4. By LESSEE or KCS upon the effective date of regulatory approvals or exemptions to permit LESSEE to abandon or discontinue rail operations, provided LESSEE shall give KCS contemporaneous notice of initiation or receipt of documents relating to any such application, exemption or proceeding;
14.1.5 The termination or expiration of this Agreement will not affect or impair the rights or obligations of either party arising under this Agreement prior to such termination or expiration.
     SECTION 14.2 In the event that within 180 days after the Effective Date any of KCS’s labor organizations cause a work stoppage as a result of this Lease and KCS is unable to obtain an injunction against such work stoppage or negotiate a satisfactory resolution with the organization within 48 hours, KCS shall have the right, anytime within such 180 day period, to terminate this Lease by giving five (5) days’ written notice to LESSEE. In such event LESSEE shall deliver possession of the Leased Premises to KCS on such 5th day, subject to all necessary prior regulatory approvals or exemptions, and LESSEE shall comply with the provisions of Sections 14.4 and 14.5, within such five (5) day period rather than the times stated therein.
     SECTION 14.3 In the event of termination of this Lease, LESSEE shall vacate the Leased Premises in an orderly manner. Upon any termination resulting from an Event of Default by LESSEE, KCS, at any time thereafter and subject to all necessary prior regulatory approvals or exemptions, may re-enter and take possession of the Leased Premises by affording sixty (60) days’ written notice to LESSEE specifying such Event or Events of Default and that this Lease has terminated.
     SECTION 14.4 At least 60 days prior to the expiration of this Lease, or promptly upon the earlier termination of this Lease, LESSEE shall submit all necessary applications, petitions and/or notices to the STB or any successor agency, and shall make when and where due all related ancillary submissions (including but not limited environmental reports) required to effectuate a termination of this Lease and a discontinuance of LESSEE’s operations hereunder. In the event that LESSEE fails to make such filings, KCS may make such filings as may be appropriate to effectuate discontinuance of LESSEE’s operations of the Leased Premises, with LESSEE being responsible for all costs (including but not limited to filing fees and attorney fees) incurred by KCS in making such filings. In the event KCS makes such filings, LESSEE will not oppose the relief requested in KCS’s filings. Upon expiration or earlier termination of this Lease, KCS shall have the right to enter onto and operate the Leased Premises.
SECTION XV. FORCE MAJEURE
     SECTION 15.1 The prompt and timely performance of all obligations and covenants under this Lease, including the obligation to make prompt and timely payment of each installment of rent or any other payment of any nature, is and shall be of the essence of this Lease.
     SECTION 15.2 Either party shall be excused from its obligations under this Lease, other than payment of rent, to the extent its performance is prevented by an event of Force Majeure. For purposes of this Lease an event of Force Majeure shall include: strikes, lockouts, labor disputes, casualties, acts of God, war, terrorist acts, court orders, work stoppages, nuclear incidents, riots, public disorder, acts of a public enemy, criminal acts or acts or omissions of other parties or entities, floods, storms, earthquakes, hurricanes, tornadoes, or other sever weather or climactic conditions, blockade, insurrection, vandalism or sabotage, fire, accident, wreck, derailment, washout or explosion, embargoes, Association of American Railroads, STB or FRA orders, other governmental laws, orders or regulations or other such causes beyond the reasonable control of said party (each a “Force Majeure”). In the event either party is prevented from performing its obligations under this Lease by a Force Majeure, the party so prevented shall be excused from its obligations under this Lease, other than payment of rent, to the extent such performance was prevented by such Force Majeure, The party experiencing Force Majeure shall take prompt action to remove such causes of Force Majeure insofar as practicable with all reasonable dispatch, and its obligation to perform the provisions of this Lease shall resume immediately after such causes have been removed.
SECTION XVI. DEFEASANCE.
     SECTION 16.1 LESSEE shall not make any use of the Leased Premises inconsistent with KCS’s right, title and interest therein and which may cause the right to use and occupy the Leased Premises to revert to any party other than KCS. KCS and LESSEE shall make all reasonable efforts to defend KCS’s title to the Leased Premises against any adverse claims.
SECTION XVII. EVENTS OF DEFAULT AND BREACH
     SECTION 17.1 The following shall be Events of Default:
          17.1.1 Failure by LESSEE to make payments of rent when due.
          17.1.2 The filing of any involuntary bankruptcy, receivership or arrangement proceeding by KCS, LESSEE or any holding company having an interest in LESSEE, which filing is not dismissed within sixty (60) days.
     17.2 Upon the occurrence of a default included in 17.1; or any breach of any material term of this Agreement not considered a default under Section 17.1 the injured party shall notify the breaching party in writing and specify the breach and what corrective action is desired to cure the breach.

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation [**].
     17.3 If, upon the expiration of ten (10) days from the receipt of said notice or time specified in 17.2, the breach has not been cured (or, if such breach cannot be cured within 10 days, steps have not been taken to effect such cure and pursued with all due diligence within said period), the injured party shall have the right, at its sole option, to cure the breach if possible and be reimbursed by the breaching party for the cost thereof, including any and all reasonable attorney’s fees, and for any reasonably foreseeable consequential damages.
     17.4 Nothing herein shall prevent the injured party from resorting to any other remedy permitted under this Lease or at law or equity, including seeking damages and/or specific performance, as shall be necessary or appropriate to make the injured party whole in the premises. Failure of the injured party to demand or enforce a cure for breach in one instance shall not be deemed a waiver of its right to do so for any subsequent breach by the breaching party.
     SECTION 17.5 The failure of either party hereto to enforce at any time any of the provisions of this Lease or to exercise any right or option which is herein provided shall in no way be construed to be a waiver of such provisions as to the future, nor in any way to affect the validity of this Lease or any part hereof or the right of either party to thereafter enforce each and every such provision and to exercise any such right or option. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach.
SECTION XVIII. ARBITRATION
     SECTION 18.1 If at any time a question or controversy involving an amount less than [**] shall arise between the parties hereto in connection with the Agreement upon which the parties cannot agree, the parties will follow the dispute resolution procedures set forth in this Section 19. No arbitrator shall have authority to change the terms or provisions of this Agreement.
     SECTION 18.2 Any dispute arising out of or relating in any way to this Agreement shall be subject to arbitration under this Section in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any party may, upon 10 days’ prior notice to the other party or parties, refer the matter to arbitration hereunder. The arbitrator shall be jointly selected by the parties, but, if they do not agree on an arbitrator within thirty (30) days after demand for arbitration is made by a party, they shall request that the arbitrator be designated by the American Arbitration Association.
     SECTION 18.3 Until any award is made upon questions submitted to arbitration, the business, settlements and payments to be transacted and made and other performance under the Agreement shall continue to be transacted and made in the manner and form existing prior to the time such questions arose. Any such damages in such an award shall earn interest from the date the damages were initially incurred until paid at the corporate “prime rate” as reported in The Wall Street Journal on the date of the Award.
     SECTION 18.4 The arbitrator shall have the power to require the performance of acts found to be required by this Agreement and to require the cessation or nonperformance of acts found to be prohibited by this Agreement. The arbitrator shall not have the power to award consequential or punitive damages. No award under this Section may change the terms of this Agreement.
     SECTION 18.5 The arbitrator shall make an award in writing, shall be final, binding and conclusive on all parties to the arbitration when delivered to them.
     SECTION 18.6 Any party may, within ten (10) days of delivery of the award, seek clarification or reconsideration of the award from the arbitrator. The other party or parties shall be provided an opportunity for a response thereto within twenty (20) days of receipt thereof. The arbitrator shall make the decision granting or denying such clarification or reconsideration in writing, within sixty (60) days of receipt of a petition for such clarification or reconsideration, which shall then be final, binding and conclusive on all parties to the arbitration when delivered to them.
     SECTION 18.7 Each party to the arbitration shall pay the fees and expenses of its own witnesses, exhibits and counsel. The compensation, costs, and expenses of the arbitrator shall be paid in equal shares by the parties to the arbitration.
     SECTION 18.8 The parties may conduct such reasonable discovery as will facilitate a prompt and efficient resolution of the issues in dispute; provided that the arbitrator may provide for and place such limitations on the conduct of such discovery as the arbitrator may deem appropriate. The books and papers of the parties, as far as they relate to the matter submitted for arbitration, shall be open to the examination of the arbitrator.
     SECTION 18.9 All proceedings relating to any such arbitration, and all testimony, written submissions and award of the arbitrator therein, shall be private and confidential as among the parties, and shall not be disclosed to any other person, except as required by law and except as reasonably necessary to prosecute or defend any judicial action to enforce, vacate or modify such arbitration award.
     SECTION 18.10 The location of any arbitration proceeding held hereunder shall be agreed upon by the parties, or, if they are unable to agree, in Kansas City, Missouri.
     SECTION XIX. COMPENSATION FOR SERVICES ON LEASED PREMISES

     For the term of this Lease, LESSEE agrees to comply with and be legally bound by the terms and provisions of the Association of American Railroads’ practices, rules, agreements, and circulars such as OT-5, claim handling, as it applies to lading and equipment damage occurring while in LESSEE’s possession, etc.
SECTION XX. ALLOCATION OF INCOME AND EXPENSES
     This is an absolute, pure net lease; and, except as otherwise expressly provided in this Lease, LESSEE shall have and hereby assumes all duties and obligations with relation to the repair, maintenance, existence and operation of the Leased Premises and all other improvements or fixtures now or hereafter located during the Term of this Lease, irrespective of law or custom.
SECTION XXI. (INTENTIONALLY OMITTED)
SECTION XXII RESERVED RIGHTS
     SECTION 22.1 KCS reserves unto itself, its affiliates, subsidiaries, parents, successors and/or assigns, the following property rights hereinafter collectively referred to as the “Reserved Rights” the following:
          22.1.1 All existing agreements, leases, or licenses with third parties, including any affiliates of KCS, whether recorded or not, except those assigned to LESSEE under this Lease if any; and
          22.1.2 The exclusive right to prepare and enter into future agreements, leases, licenses or occupations with third parties; and
          22.1.3 The right, by any commercially reasonable means, to install, construct, operate, maintain, repair, renew, replace, and remove utility systems and their associated and appurtenant equipment and facilities as well as the right to attach the utility systems and related facilities to existing bridges, and to install them in existing tunnels, and the right of ingress and egress for access purposes; and
          22.1.4 The right, by any commercially reasonable means, to install, construct, operate, maintain, repair, renew, replace, and remove commercial poster panels and towers and their associated and appurtenant equipment and facilities as well as the right to attach the commercial poster panels and towers and related facilities to existing bridges and to install them in existing tunnels, and the right of ingress and egress for access purposes; and
          22.1.5 The right to amend this Lease at any time, in its sole discretion, to exclude from the Lease Premises any portion of the land for the purpose of conveying such properties to third parties, provided that the same does not materially interfere with LESSEE’s continuing freight operations or the safety thereof, does not require LESSEE to incur or expend any incremental costs, and does not substantially increase LESSEE’s risk (i.e. insurance and indemnity will be required for LESSEE’s benefit); and
          22.1.6 All rights to and the right to convey all minerals, mineral rights, and air rights in, on or under the Leased Premises.
     SECTION 22.2 KCS shall retain any rentals, fees or other payments associated with the Reserved Rights. KCS shall be responsible for any duties required to be performed pursuant to the Reserved Rights including but not limited to all maintenance, costs, fencing, insurance, taxes (income, ad valorem, or otherwise) , special assessments, and liabilities owed to, on, or for said reserved rights.
     SECTION 22.3 KCS’s exercise of the Reserved Rights in this Section 23 shall not unreasonably interfere with LESSEE’s present or reasonably contemplated freight operations under this Lease.
SECTION XXIII. CONFIDENTIALITY
     SECTION 23.1 Each party hereto covenants that all information and documents concerning the other party known to, or received or reviewed by, the first party, its employees, agents or representatives, in connection with this Lease and the transactions contemplated hereby shall be maintained in confidence and not disclosed or utilized (other than in connection with the transactions contemplated hereby) by the first party, its employees, agents or representatives, without the other party’s prior written consent, unless (i) such information and documents were, are now, or become generally available to the public (but not as a result of a breach of any duty of confidentiality by which the first party, or any of its employees, agents and representatives, is bound), (ii) such information and documents were known to first party prior to their disclosure to the first party by the other party in connection with this Lease, as demonstrated by the first party’s written records, (iii) such information and documents are disclosed by a third party, or (iv) such items are required to be disclosed pursuant to a judicial order or applicable law, rule or regulation or to the parties’ insurers. Notwithstanding anything herein to the contrary, each party may disclose (without prior notification to, or approval or consent by, the other party), to taxing authorities and/or to such party’s representatives, outside counsel and advisors, any confidential information that is required to be disclosed in connection with such party’s tax filings, reports, claims, audits, and litigation.
     SECTION 23.2 In the event that either party hereto, or any of its employees, agents, representatives, becomes legally compelled to disclose any such information or documents, the disclosing party shall provide the other party with prompt notice before such disclosure so that the other party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Lease, or both. In the event that such protective order or other remedy is not obtained, or that the other party waives compliance with the provisions of this Lease, the disclosing party shall furnish only that portion of the information or documents that it is advised by written opinion of counsel is legally required.

     SECTION 23.3 It is agreed that money damages would not be a sufficient remedy or any breach of this Section 24 and that either party hereto shall be entitled to specific performance as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section 24 but shall be in addition to all other remedies available at law or in equity. Each party hereto further agrees and covenants that it shall not use any information or document that it obtains or has obtained in connection with this Lease in any judicial or administrative proceeding brought against the other party, except in a proceeding brought hereunder. With respect to any judicial or administrative proceeding brought by a third party challenging any provision of this Lease or relating to any action or inaction required by this Lease, the party against whom such proceeding is brought may use for purposes of defending such proceeding information or documents that it obtains or has obtained in connection with this Lease; provided, however, that the party against whom such proceeding is brought shall consult with and obtain the written consent of the other party prior to such use of information or documents.
SECTION XXIV. MISCELLANEOUS
     SECTION 24.1 Entire Agreement. This Lease expresses the entire agreement between the parties and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein, and no modification of this Lease shall be binding upon the party affected unless set forth in writing and duly executed by the affected party.
     SECTION 24.2 Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by either party to the other pursuant to this Lease shall be in writing and shall be deemed to have been properly given or sent:
          24.2.1 If intended for KCS, by mailing by registered or certified mail, return receipt requested, with postage prepaid, addressed to KCS at:
President
The Kansas City Southern Railway Company
Cathedral Square Headquarters Building
427 West 12th Street
Kansas City, Missouri 64105
24.2.2 If intended for LESSEE by mailing by registered or certified mail, return receipt requested with postage prepaid, addressed to LESSEE at:
Executive Vice President Strategic Development
Arkansas Southern Railroad, Inc.
315 W. Third Street
Pittsburg, KS 66762

24.2.3 Each notice, demand, request or communication which shall be mailed by registered or certified mail to either party in the manner aforesaid shall be deemed sufficiently given, served or sent for all purposes at the time such notice, demand, request or communication shall be either received by the addressee or refused by the addressee upon presentation. Either party may change the name of the recipient of any notice, or his or her address, at any time by complying with the foregoing procedure.
     SECTION 24.3 Employee Claims. LESSEE agrees to defend, indemnify and hold harmless KCS from any claims of LSLESSEE employees alleging they are employees of KCS.
     SECTION 24.4 Binding Effect. This Lease shall be binding upon and inure to the benefit of KCS and LESSEE, and shall be binding upon the successors and assigns of LESSEE, subject to the limitations hereinafter set forth. LESSEE may not assign its rights under this Lease or any interest therein, or attempt to have any other person assume its obligations under this Lease through merger or otherwise, without the prior written consent of KCS.
     SECTION 24.5 Severability. If fulfillment of any provision hereof or any transaction related hereto shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Lease in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Lease shall remain operative and in full force and effect.
     SECTION 24.6 Headings. Article headings used in this Lease are inserted for convenience of reference only and shall not be deemed to be a part of this Lease for any purpose.
     SECTION 24.7 Governing Law. This Lease shall be governed and construed in accordance with the laws of the State of Missouri
     SECTION 24.8 Amendment. No modification, addition, deletion, change, or amendments to this Lease or any of the Appendices shall be effective unless and until such modification, addition or amendment is in writing and signed by the parties.
     SECTION 24.9 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf, as of the 20th day of July, 2005.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ Michael R. Haverty

Title:	Chairman of the Board

By:	/s/ Arthur L. Shoener

Title:	President

ARKANSAS SOUTHERN RAILROAD, INC.

By:	/s/ Edward McKechnie

Title:	Executive V.P. and Assistant Secretary

By:	/s/ Craig Richey

Title:	General Counsel and Assistant Secretary